Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION
Except where the context requires otherwise, references herein to "Brixmor," "we," "our," "us" and the "company" refer to Brixmor Property Group Inc., together with its consolidated subsidiaries.

The following unaudited pro forma condensed consolidated financial statements reflect the pro forma results of operations of Brixmor Property Group Inc. for the year ended December 31, 2013 and the three months ended March 31, 2014 after giving effect to (i) the IPO Property Transfers (as described below), (ii) the acquisition of the interests we did not already hold in Arapahoe Crossings, L.P. (as described below), (iii) borrowings under our $2,750 million unsecured credit facility (the "Unsecured Credit Facility"), including use thereof, (as described below) and (iv) the net proceeds, including use thereof, received from our initial public offering (“IPO”) completed on November 4, 2013. The pro forma adjustments associated with these transactions assume that each transaction was completed as of January 1, 2013 for purposes of the unaudited pro forma condensed consolidated statements of operations.

Our pro forma condensed consolidated financial statements are presented for informational purposes only and are based on information and assumptions that we consider appropriate and reasonable. These pro forma condensed consolidated financial statements do not purport to (i) represent the results of our operations had this offering, and the other transactions described in these pro forma condensed consolidated financial statements, occurred on January 1, 2013 or (ii) project or forecast our financial position or results of operations as of any future date or for any future period, as applicable.

You should read the information below along with all other financial information and analysis presented in this prospectus, including the section captioned “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 12, 2014 and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included in our Current Report on Form 8-K filed with the SEC on May 27, 2014.

IPO Property Transfers
In connection with the IPO, certain investment funds affiliated with our Sponsor contributed their ownership interests in 43 properties (the “Acquired Properties”) to us, and we distributed or disposed of our ownership interests in 47 properties that we have historically held in our portfolio (the “Non-Core Properties”) to our pre-IPO owners. We refer to these contributions, transfers and disposals as the "IPO Property Transfers." We refer to our Sponsor, funds affiliated with Centerbridge and the members of our management who own shares of our common stock and shares of the common stock of our majority-owned subsidiary, BPG Subsidiary Inc., and who received units in Brixmor Operating Partnership LP (“Operating Partnership”) as part of the IPO Property Transfers as our “pre-IPO owners.”

Our acquisition of the Acquired Properties was accounted for as a business combination resulting in the consideration exchanged for the Acquired Properties being allocated to the acquired assets and assumed liabilities based on their fair values on the date of acquisition, including identifiable intangible assets and liabilities.

The distribution of our ownership interests in the Non-Core Properties to our pre-IPO owners was effected through the consummation of several transactions due to the existence of transfer restrictions governing certain of our unsecured notes that were in effect through January 15, 2014. At the time of the IPO, a separate series of interest in the Operating Partnership ("Series A") was created that allocated to our pre-IPO owners all of the economic consequences of ownership of in the Non-Core Properties. During 2013, we disposed of 11 of the Non-Core Properties. During the three months ended March 31, 2014, the Operating Partnership caused its ownership interests in all but one of the remaining 36 Non-Core Properties to be transferred to the pre-IPO owners. The one remaining Non-Core Property was transferred to a lender in satisfaction of the property's mortgage balance and, following such transfer, on March 28, 2014, the Series A was terminated.

Of the 47 Non-Core Properties, we owned a 100% interest in 44 of the Non-Core Properties and a 20% interest in three of the Non-Core Properties. The operating results of the 44 wholly-owned Non-Core Properties are included in Discontinued Operations on our unaudited Condensed Consolidated Statements of Operations for the year ended December 31, 2013 and the three months ended March 31, 2014. Therefore, no pro forma adjustments are required for the 44 wholly-owned Non-Core Properties. The operating results of the remaining three Non-Core Properties, in which the Company owned a 20% interest, are included in Equity in income of unconsolidated joint ventures within continuing operations, through their distribution date, on the unaudited Condensed Consolidated Statements of Operations. Following the IPO and the IPO Property Transfers, we continue to manage the Non-Core Properties for which we receive customary management, leasing and other fees from our Sponsor.

Acquisition of Arapahoe Crossings, L.P.
Prior to July 31, 2013, we owned a 30% ownership interest in Arapahoe Crossings, L.P. (“Arapahoe”) which owns a single shopping center in the Denver, Colorado region having 466,363 sq. ft. of gross leasable area. We accounted for our 30% ownership interest using the equity method of accounting. On May 15, 2013, we entered into an agreement with our joint venture partner to acquire the remaining 70% interest not owned by us in exchange for $20.0 million in cash, subject to a $41.9 million mortgage encumbering the asset. The transaction closed on July 31, 2013 and was accounted for as a business combination with the resulting $1.1 million gain associated with our previously held equity interest recognized in earnings.
Unsecured Credit Facility
On July 16, 2013, we entered into a new $2,750.0 million Unsecured Credit Facility with a syndicate of lenders consisting of a $1,500.0 million term loan and a $1,250.0 million revolving credit facility. We used proceeds from the $1,500.0 million term loan and $879.1 million of borrowings under the revolving credit facility to repay an equal amount of our existing indebtedness.

IPO Proceeds
The net proceeds to us from the IPO were $893.7 after deducting underwriting discounts and other expenses of the IPO. Net proceeds from the IPO were used (i) to repay outstanding borrowings under the Unsecured Credit Facility, (ii) to repay indebtedness owed to our Sponsor that is attributable to certain of the Acquired Properties, (iii) to pay transaction costs associated with the IPO Property Transfers, and (iv) to pay transfer fees associated with our outstanding mortgage loans.

Brixmor Property Group Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2014
(Unaudited and in thousands, except per share data)

	Brixmor Property Group Inc. and Subsidiaries	Non-Core Properties Distribution	Pro Forma
		(A)
Revenue
Rental income	$237,260	$—	$237,260
Expense reimbursements	68,623	—	68,623
Other revenues	1,813	—	1,813
Total revenues	307,696	—	307,696

Operating expenses
Operating costs	34,888	—	34,888
Real estate taxes	44,446	—	44,446
Depreciation and amortization	113,268	—	113,268
Provision for doubtful accounts	2,877	—	2,877
Impairment of real estate assets	—	—	—
General and administrative	19,658	—	19,658
Total operating expenses	215,137	—	215,137

Other income (expenses)
Dividends and interest	108	—	108
Interest expense	(67,966)	—	(67,966)
Gain (loss) on sale of real estate assets	378	—	378
Gain (loss) on extinguishment of debt, net	(2,276)		(2,276)
Other	(2,161)	—	(2,161)
Total other income (expense)	(71,917)	—	(71,917)

Income (loss) income before equity in income of unconsolidated joint ventures	20,642	—	20,642
Equity in income of unconsolidated joint ventures	65	13	78
Gain on disposal of investments in unconsolidated joint ventures	1,820	(1,820)	—
Income (loss) from continuing operations	$22,527	$(1,807)	$20,720

Income from continuing operations attributable to non-controlling interests			(5,319)
Pro forma income from continuing operations			$15,401

Pro forma income from continuing operations per share basic			$0.07
Pro forma income from continuing operations per share diluted			$0.07
Pro forma weighted average shares outstanding basic			228,113
Pro forma weighted average shares outstanding diluted			229,365

Brixmor Property Group Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013
(Unaudited and in thousands, except per share data)

	Brixmor Property Group Inc. and Subsidiaries	Non-Core Properties Distribution	Acquired Properties	Arapahoe Acquisition	Other Pro Forma Adjustments & Eliminations		Pro Forma
		(A)	(B)	(C)
Revenue
Rental income	$887,819	$—	$49,661	$3,186	$—		$940,666
Expense reimbursements	242,939	—	12,001	1,196	—		256,136
Other revenues	16,135	—	186	—	(6,218)	(D)	10,103
Total revenues	1,146,893	—	61,848	4,382	(6,218)		1,206,905

Operating expenses
Operating costs	116,566	—	8,918	732	(1,519)	(D)	124,697
Real estate taxes	168,555	—	6,339	1,008	—		175,902
Depreciation and amortization	438,730	—	35,445	1,506	—		475,681
Provision for doubtful accounts	10,920	—	376	9	—		11,305
Impairment of real estate assets	1,531	—	—	—	—		1,531
General and administrative	121,083	—	912	99	(39,024)	(D)	83,070
Total operating expenses	857,385	—	51,990	3,354	(40,543)		872,186

Other income (expenses)
Dividends and interest	832	—	7	2	—		841
Interest expense	(343,311)	—	(14,292)	(1,244)	67,963	(E)	(290,884)
Gain (loss) on sale of real estate assets	2,223	—	(161)	—	(1,141)	(F)	921
Gain (loss) on extinguishment of debt, net	(20,063)	—	(104)	—	18,512	(G)	(1,655)
Other	(11,013)	—	(149)	—	5,983	(H)	(5,179)
Total other income (expense)	(371,332)	—	(14,699)	(1,242)	91,317		(295,956)

Income (loss) income before equity in income of unconsolidated joint ventures	(81,824)	—	(4,841)	(214)	125,642		38,763
Equity in income of unconsolidated joint ventures	1,167	(129)	—	—	(412)	(I)	626

Income (loss) from continuing operations	$(80,657)	$(129)	$(4,841)	$(214)	$125,230		$39,389

Income from continuing operations attributable to non-controlling interests							(10,675)
Pro forma income from continuing operations							$28,714

Pro forma income from continuing operations per share basic							$0.12
Pro forma income from continuing operations per share diluted							$0.12
Pro forma weighted average shares outstanding basic							228,113
Pro forma weighted average shares outstanding diluted							230,194

1. Adjustments to the Pro Forma Condensed Consolidated Statements of Operations
(A) Reflects the elimination of the equity in income of and gain on disposition of the three Non-Core Properties in which we owned a 20% interest.

(B) Reflects the results of operations associated with the acquisition by us of the Acquired Properties from our pre-IPO owners in exchange for 15.9 million OP Units with a value of $317.6 million based on the IPO price of $20.00 per share and the assumption of $423.7 million of related indebtedness. The consideration allocated to (i) buildings and improvements will be depreciated over the estimated average remaining useful lives of up to 40 years, and (ii) above- and below-market leases and in-place lease value will be amortized over the weighted average lives of the related leases ranging from less than 1 year to 30 years.

The pro forma adjustments shown below for the Acquired Properties are based on the fair value of assets and liabilities acquired.

	For the year ended December 31, 2013
	Acquired Properties Historical	Pro Forma Adjustments		Pro Forma

Revenue
Rental income	$45,191	$4,470	(1)	$49,661
Expense reimbursements	12,001	—		12,001
Other revenues	186	—		186
Total revenues	57,378	4,470		61,848

Operating expenses
Operating costs	8,918	—		8,918
Real estate taxes	6,339	—		6,339
Depreciation and amortization	26,532	8,913	(2)	35,445
Provision for doubtful accounts	376	—		376
Impairment of real estate assets	—	—		—
General and administrative	912	—		912
Total operating expenses	43,077	8,913		51,990

Other income (expenses)
Dividends and interest	7	—		7
Interest expense	(15,217)	925	(3)	(14,292)
Gain (loss) on sale of real estate assets	(161)	—		(161)
Gain (loss) on extinguishment of debt, net	(104)	—		(104)
Other	(149)	—		(149)
Total other income (expense)	(15,624)	925		(14,699)

Income (loss) income before equity in income of unconsolidated joint ventures	(1,323)	(3,518)		(4,841)
Equity in income of unconsolidated joint ventures	—	—		—
Gain on disposal of investments in unconsolidated joint ventures	—	—		—
Income (loss) from continuing operations	$(1,323)	$(3,518)		$(4,841)

(1) Adjusts above/below market lease amortization and straight line rent.
(2) Adjusts depreciation and amortization based on the allocation of the fair value to tangible and identified intangible assets acquired.
(3) Interest expense is adjusted to reflect the following: (i) remove interest expense for loans that were repaid prior to or at the time of the IPO; (ii) remove debt issuance costs for certain loans; (iii) increase interest expense for amortization of debt assumption fees paid in connection with the IPO Property Transfers; and (iv) reduce interest expense for amortization of debt mark-to-market premium recorded in connection with the IPO Property Transfers.

(C) Reflects the results of operations associated with acquisition by us on July 31, 2013 of the 70% ownership interest in Arapahoe in exchange for $20.0 million cash and the assumption of $41.9 million of related indebtedness which was repaid following the close of the acquisition using borrowings under the Unsecured Credit Facility. The consideration allocated to (i) buildings and improvements will be depreciated over the estimated useful lives of the respective assets up to 40 years and

(ii) above- and below-market leases and in-place lease value will be amortized over the weighted average lives of the related leases ranging from less than one year to 27 years.

The pro forma adjustments shown below for Arapahoe for the period from January 1, 2013 through July 31, 2013 are based on the fair value of assets and liabilities acquired.

	For the Year Ended December 31, 2013
	Arapahoe Historical	Pro Forma Adjustments		Pro Forma

	(Unaudited and in thousands)
Revenue
Rental income	$3,286	$(100)	(1)	$3,186
Expense reimbursements	1,196	—		1,196
Other revenues	—	—		—
Total revenues	4,482	(100)		4,382

Operating expenses
Operating costs	732	—		732
Real estate taxes	1,008	—		1,008
Depreciation and amortization	900	606	(2)	1,506
Provision for doubtful accounts	9	—		9
Impairment of real estate assets	—	—		—
General and administrative	99	—		99
Total operating expenses	2,748	606		3,354

Other income (expenses)
Dividends and interest	2	—		2
Interest expense	(1,275)	31	(3)	(1,244)
Gain (loss) on sale of real estate assets	—	—		—
Gain (loss) on extinguishment of debt, net	—	—		—
Other	—	—		—
Total other income (expense)	(1,273)	31		(1,242)

Income (loss) income before equity in income of unconsolidated joint ventures	461	(675)		(214)
Equity in income of unconsolidated joint ventures	—	—		—
Gain on disposal of investments in unconsolidated joint ventures	—	—		—
Income (loss) from continuing operations	$461	$(675)		$(214)

(1) Adjusts above/below market lease amortization and straight line rent.
(2) Adjusts depreciation and amortization based on the allocation of the fair value to tangible and identified intangible assets acquired.
(3) Adjusts for the removal of amortization of debt issuance costs on acquired debt. There were no debt issuance costs paid in connection with the acquisition on July 31, 2013.

(D) The adjustments reflect the following:

i.
the elimination of $30.9 million of equity-based compensation expense and $2.0 million of long-term cash-based compensation expense resulting from the vesting of certain long-term incentive awards in connection with the IPO. Prior to the IPO, certain employees of the Company were granted equity incentives which provided them with equity interests (“Class B Units”) in the Company’s ultimate parent investors. The awards granted vested either solely on the satisfaction of the required service conditions (50% of the awards) or upon the achievement of the requisite service, performance and market conditions (50% of the awards). As part of the IPO, and in order to align our employees’ interests with the investors in the IPO, all of the awards were modified to have the awards be either in the common stock of the Company or in BPG Subsidiary. In addition, certain of these awards’ vesting conditions were modified as discussed below.

In connection with the IPO, the awards subject to the performance and market vesting conditions were further modified such that 75% of these awards vested as of the effective date of the IPO. The awards which solely had vesting service conditions and the remaining 25% of the awards with performance and market vesting conditions were also further modified to require the payment of non-forfeitable dividends during the period in which they are unvested.

Upon the effective date of the IPO, we recorded approximately $24.9 million of incentive-based compensation expense as a result of modifying the vesting conditions of 75% of the awards which had market and performance-based conditions.

Additionally, as a result of the distribution of the Non-Core Properties, the Company’s ultimate parent investors made a one-time payment of $6.0 million to the holders of the Class B Units to reduce the number of fully vested shares of common stock of Brixmor and BPG Subsidiary that would have been otherwise deliverable in the conversion and to provide liquidity to the holders of Class B Units. The $6.0 million payment in cash was equal to the value of the shares of common stock that would have been issued in the conversion of the Class B Units to shares of common stock. The Company’s ultimate parent investors (and not Brixmor) funded the cash payment.

ii.
the elimination of $6.1 million of non-cash management fee income recorded in connection the vesting of equity incentive awards in the Acquired Properties. Certain of our employees were granted equity incentive awards in the Acquired Properties. These awards were granted with service conditions and performance and market conditions. As the awards were granted to the employees under our management agreement with the owners of the Acquired Properties, we considered the amounts earned by the employees for the amortization of the awards at their fair value as measured at each reporting period to be a component of our management fees, and then recorded a corresponding amount for compensation expense. In connection with the IPO, based on the terms of these awards, all of such awards granted to our employees vested. In exchange for the vested incentive awards, the holders received vested Operating Partnership Units. At the time of the IPO, we recorded $6.1 million of additional management fee income and additional compensation expense based upon the fair value of the Operating Partnership Units issued at the date of grant.

iii.
the elimination of the historical management fees and other fees earned by us from the Acquired Properties and Arapahoe; and additional estimated management fees and other fees that will be earned from our Sponsor for the management of the Non-Core Properties following the IPO summarized as follows:

	Year Ended December 31, 2013
	Other revenues	Operating costs	General and administrative
Elimination of compensation expense directly related to the IPO	$(6,146)	—	$(39,024)
Elimination of management and other fees from the Acquired Properties and Arapahoe	(1,519)	(1,519)	—
Management fees and other fees earned from Non-Core Properties	1,447	—	—
Net adjustment	$(6,218)	$(1,519)	$(39,024)

Management fees payable to us are equal to a percentage of gross rental revenues. Other fees include leasing fees (commissions) which are equal to a percentage of annual base rent for any new and renewal lease signed.

(E) Reflects the reduction of interest expense attributable to the following:

i.
repayment of outstanding indebtedness prior to the IPO with the proceeds of the $1,500 million term loan and $879.1 million of revolver borrowings under our $2,750 million Unsecured Credit Facility resulting in a reduction to interest expense. The $2,379.1 million of Unsecured Credit Facility borrowings were used to repay existing debt arrangements with principal balances of $2,368.7 million as well as $10.4 million of accrued interest and fees. Interest on the existing debt arrangements with principal balances of $2,368.7 million was approximately $92.4 million, for the year ended December 31, 2013. The $1,500.0 million term loan borrowing had an effective interest rate of 2.44% and the $879.1 million of revolver borrowings had an interest rate of 1.89%, resulting in interest expense of approximately $40.0 million resulting in a net interest expense reduction of $52.4 million for the year ended December 31, 2013.

ii.
partial repayment of the revolving credit facility (see above) with the net proceeds of the IPO resulting in a reduction of outstanding principle by $824.7 million and a corresponding decrease in interest expense of $15.6 million for the year ended December 31, 2013.

Borrowings under the Unsecured Credit Facility bear interest, at our option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.5% and (3) the LIBOR rate that would be payable on such day for a LIBOR rate loan with a one-month interest period plus 1% or (b) a LIBOR rate determined by reference to the BBA LIBOR rate for the interest period relevant to such borrowing. The margin for the term loans is based on a total leverage based grid and ranges from 0.40% to 1.00%, in the case of base rate loans, and 1.40% to 2.00%, in the case of LIBOR rate loans. The margin for the revolving credit facility is also based on a total leverage based grid and ranges from 0.50% to 1.10%, in the case of base rate loans, and 1.50% to 2.10%, in the case of LIBOR rate loans. We have entered into several interest rate swaps with third parties whereby we have effectively locked the interest rate on the $1,500 million Term Loan at 2.44% through October 1, 2016. During 2013, the interest rate on our LIBOR-based initial borrowings of the revolving credit facility was 1.89% which was comprised of a LIBOR rate of 0.19% plus a margin of 1.70% based on our then-current leverage ratio.

A 1/8% change to the variable interest rate on the revolving credit facility would change the pro forma interest expense by $0.1 million for the year ended December 31, 2013.

The following table summarizes the interest expense adjustment:

	Year ended December 31, 2013
	Principal Balance Increase/ (Decrease)	Interest Expense Increase/ (Decrease)
Repayment of outstanding indebtedness	$(2,379,108)	$(92,406)
Unsecured credit facility borrowings	2,379,108	40,009
Unsecured credit facility repayment using offering net proceeds	(824,700)	(15,566)
Net adjustment to pro forma interest expense		$(67,963)

(F) Reflects the elimination of the gain recognized upon acquiring the remaining 70% interest in Arapahoe on July 31, 2013.

(G) Reflects the elimination of the net loss on extinguishment of debt associated with the repayment of outstanding indebtedness prior to the IPO with the proceeds of the $1,500 million term loan and $879.1 million of revolver borrowings under our $2,750 million Unsecured Credit Facility as discussed in Note (E) above.

(H) Reflects the elimination of expenses related to the IPO.

(I) Reflects the elimination of equity income from Arapahoe prior to our acquisition of the 70% ownership interest on July 31, 2013.